Return Date:  August 14, 1996
                                                  Time:  11:00 a.m.




UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK

- ---------------------------------------X   Chapter 11 Case Nos.
                                              195 10690 260
In re                                  :      195 10693 260

SPECTRUM INFORMATION                   :
TECHNOLOGIES, INC.,
and SPECTRUM                           :
CELLULAR CORPORATION (Substantively
Consolidated),                         :
                         Debtors.
                                       :

- ---------------------------------------X



                   NOTICE RESPECTING AMENDMENT
             OF THIRD AMENDED PLAN OF REORGANIZATION
             ---------------------------------------

           PLEASE TAKE NOTICE that in accordance with sections

VII(B) and XII(A) of the third amended consolidated plan of

reorganization (the "Plan") proposed by Spectrum Information

Technologies, Inc. ("Spectrum") and Spectrum Cellular Corporation

("Cellular," and collectively with Spectrum, the "Debtors") the

Debtors will seek confirmation of the Plan with the following modifications:

                1.  Section VII(A)(2) is amended to make entry of

      a final order of the District Court granting the Class

      Action Settlement Motion (as defined in the Plan) a

      condition precedent to consummation of the Plan, rather than a condition precedent to confirmation of the Plan.


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                2.  Section VII(A)(3) is modified so that to the

      extent that it makes entry of a final order in the Home

      Action Litigation a condition precedent to confirmation,

      such condition is waived.

Dated:  New York, New York
        August 8, 1996


                               CLEARY, GOTTLIEB, STEEN & HAMILTON

                               By  /s/ George Weisz
                                 ------------------------
                                 George Weisz (GW-7120)
                                 A Member of the Firm
                               One Liberty Plaza
                               New York, New York 10006
                               (212) 225-2000

                               Attorneys for Debtors and
                                 Debtors in Possession
                                 Spectrum Information
                                 Technologies, Inc. et al.
                                                    -- ---


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